press release        corescientific.com

Core Scientific Announces
July 2024 Production and Operations Updates
Earned 411 Self-Mined Bitcoin for a Total of 4,917 Bitcoin Year-to-Date and Our Customers Earned an Estimated 109 Bitcoin at Our Data Centers in July
First Bitcoin Miner to Support Foundry Donate, a Program to Fund Bitcoin Network Core Developers

AUSTIN, Texas, August 5, 2024 – Core Scientific, Inc. (Nasdaq: CORZ) ("Core Scientific" or “the Company”), a leader in digital infrastructure for bitcoin mining and high-performance computing, today released unaudited production and operations updates for July 2024.
“The future of our bitcoin mining business is bright as we migrate miners to dedicated sites and prepare to modify a significant portion of our high-power infrastructure for HPC hosting,” said Adam Sullivan, Core Scientific’s Chief Executive Officer. “We are planning for the integration of Block’s new 3 nanometer ASIC chip next year, representing a driver of significant miner refresh and hash rate growth.”
“Recognizing the need to support the vitality and longevity of the Bitcoin Network, we became the first bitcoin miner to participate in Foundry Donate, a new program that connects miners in Foundry USA Pool with nonprofit organizations that fund core developers of the Bitcoin network. We encourage all publicly traded miners to consider supporting the core developers who secure and chart the future for the Bitcoin Network,” Mr. Sullivan added.
Key Metrics Summary (unaudited)
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Core Scientific, Inc. July ‘24 Update - 2

Metric	July 2024	June 2024
Self-Mining Bitcoin Earned[1]	411	430
Hosting Bitcoin Earned by Customers[2]	110	110
Average Self-Mined Bitcoin Earned/Day	13.3	14.3
Digital Asset Self-Mining Energized Hash rate[3]	20.1	19.4
Digital Asset Hosting Energized Hash rate[4]	5.2	5.2
Total Energized Hash rate	25.3	24.6
Bitcoin Sold[5]	401	479
Bitcoin Sales Proceeds ($USD)	Appx. $25.2 million	Appx. $31.6 million
Average Self-Mining Fleet Efficiency (J/TH)[6]	24.7	24.1
1 Self-Mining Bitcoin Earned represents bitcoin rewards earned by bitcoin miners owned and operated by Core Scientific
2 Hosting Bitcoin Earned represents estimated bitcoin rewards earned by customer-owned miners installed and operated by Core Scientific in our data centers, including bitcoin rewards earned by customers and paid to the Company pursuant to proceeds sharing agreements
3 Self-Mining Energized Hash Rate represents the total rated capacity of all Company-owned bitcoin miners installed and operating in Core Scientific’s data centers. Includes previous generation miners removed to accommodate new miners and then re-deployed opportunistically to exploit favorable mining economics.
4 Hosting Energized Hash Rate represents the total rated capacity of all hosted bitcoin miners owned by customers, installed and operated by Core Scientific in our data centers
5 Bitcoin Sold represents all bitcoin sold by the Company during the period, including self-mined and proceeds sharing rewards.
6 Average Self-Mining Fleet Efficiency (J/TH) represents the weighted average power consumption in Joules per terahash based on the actual efficiency of each model of miner operating in Core Scientific’s owned self-mining fleet. A software issue that has since been resolved resulted in a correction to June’s reported J/TH from 23.6 to 24.1.
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Core Scientific, Inc. July ‘24 Update - 3
Data Centers
As of month-end, the Company operated approximately 214,000 bitcoin miners in our data centers for both self-mining and hosting, representing a total energized hash rate of 25.3 EH/s at its seven bitcoin mining data centers in Georgia, Kentucky, North Carolina, North Dakota and Texas.
Digital Asset Self-Mining
Core Scientific earned 411 bitcoin in July from its owned fleet of miners. As of month end, the Company operated approximately 172,000 owned bitcoin miners, representing approximately 81% of the bitcoin miners operating in its data centers and a total energized hash rate of 20.1 EH/s. To support the expansion of the Company’s HPC hosting business, bitcoin miners will be migrated from data centers designated for HPC hosting to bitcoin mining data centers.
Hosting Services for Bitcoin Mining
In addition to its self-mining fleet, Core Scientific provided data center hosting services, technology and operating support for approximately 41,500 hosted, customer-owned bitcoin miners, representing approximately 19% of the bitcoin miners operating in the Company’s data centers as of July 31, 2024. Customer-owned bitcoin miners earned an estimated 110 bitcoin in July, including bitcoin rewards paid to the Company pursuant to proceeds sharing agreements.
Grid Support
In July, the Company continued to implement its post-halving strategy to maximize profitability by curtailing mining operations across portions of its fleet based on miner efficiency, hash price and power prices. This strategy reduced the consumption of power at its data centers on several occasions and delivered 30,762 megawatt hours to local grid partners
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Core Scientific, Inc. July ‘24 Update - 4
Infrastructure Expansion
The Company continued its project to complete a 100 MW expansion of its Pecos, Texas data center. This expansion will house bitcoin miners relocated from sites scheduled for modification to support HPC hosting.
Upcoming Events and Conferences
Cannacord Genuity’s 44th Annual Growth Conference, August 13-14 in Boston, MA
2024 Gateway Conference, September 4-5 in San Francisco, CA
Additional Information
To learn more about Core Scientific’s HPC expertise and compelling market opportunity, view the Company’s July 2024 Investor and Analyst Day presentation here and access the accompanying audio webcast here.
ABOUT CORE SCIENTIFIC
Core Scientific is a leader in digital infrastructure for bitcoin mining and high-performance computing. We operate dedicated, purpose-built facilities for digital asset mining and are a premier provider of digital infrastructure, software solutions and services to our third-party customers. We employ our own large fleet of computers (“miners”) to earn bitcoin for our own account and provide hosting services for large bitcoin mining and high-performance computing customers at our eight operational data centers in Georgia (2), Kentucky (1), North Carolina (1), North Dakota (1) and Texas (3). We derive the majority of our revenue from earning bitcoin for our own account (“self-mining”). To learn more, visit www.corescientific.com.
FORWARD LOOKING STATEMENTS AND EXPLANATORY NOTES
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but
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Core Scientific, Inc. July ‘24 Update - 5
not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics, projections of market opportunity and expectations, the Company’s ability to scale and grow its business, source clean and renewable energy, the advantages and expected growth of the Company and the Company’s ability to source and retain talent. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “aim,” “estimate,” “plan,” “project,” “forecast,” “goal,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to earn digital assets profitably and to attract customers for our hosting capabilities; our ability to maintain our competitive position as digital asset networks experience increases in total network hash rate; our ability to raise additional capital to continue our expansion efforts or other operations; our need for significant electric power and the limited availability of power resources; the potential failure in our critical systems, facilities or services we provide; the physical risks and regulatory changes relating to climate change; potential significant changes to the method of validating blockchain transactions; our vulnerability to physical security breaches, which could disrupt our operations; a potential slowdown in market and economic conditions, particularly those impacting the blockchain industry and the blockchain hosting market; the identification of material weaknesses in our internal control over financial reporting; price volatility of digital assets and bitcoin in particular; the “halving” of rewards available on the Bitcoin network, or the reduction of rewards on other networks, affecting our ability to generate revenue as our customers may not have an adequate incentive to continue mining and customers may cease mining operations altogether; the potential that insufficient awards from digital asset mining could disincentivize transaction processors from expending processing power on a particular network, which could negatively impact the utility of the network and further reduce the value of its digital assets; the requirements of our existing debt agreements
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Core Scientific, Inc. July ‘24 Update - 6
for us to sell our digital assets earned from mining as they are received, preventing us from recognizing any gain from appreciation in the value of the digital assets we hold; potential changes in the interpretive positions of the SEC or its staff with respect to digital asset mining firms; the increasing likelihood that U.S. federal and state legislatures and regulatory agencies will enact laws and regulations to regulate digital assets and digital asset intermediaries; increasing scrutiny and changing expectations with respect to our ESG policies; the effectiveness of our compliance and risk management methods; the adequacy of our sources of recovery if the digital assets held by us are lost, stolen or destroyed due to third-party digital asset services; the effects of our emergence from bankruptcy on our financial results, business and business relationships; and our substantial level of indebtedness and our current liquidity constraints affecting our financial condition and ability to service our indebtedness. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this press release. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.
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Core Scientific, Inc. July ‘24 Update - 7
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